Registration No. 33-64745

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                                 GIANT FOOD INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                 53-0073545
(Jurisdiction of Incorporation)         (I.R.S. Employer Identification Number)

                                6300 Sheriff Road
                                 Department 593
                            Landover, Maryland 20785
                    (Address of principal executive offices)
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                                 GIANT FOOD INC.
                      1989 NON-QUALIFIED STOCK OPTION PLAN

                            (Full title of the plan)
                    ----------------------------------------
                                Wayne K. Johnson
              Jorden Burt Boros Cicchetti Berenson & Johnson L.L.P.
                       1025 Thomas Jefferson Street, N.W.
                                 Suite 400 East
                             Washington, D.C. 20007
                                 (202) 965-8100

                      (Name, address, and telephone number,
                   including area code, of agent for service)

                    ----------------------------------------

On December 4, 1995, Giant Food Inc. (the "Company") filed a Registration Statement on Form S-8, Registration No. 33-64745 (the "Registration Statement"), for the sale of 5,000,000 Shares of Class A Common Stock, par value $1.00 (the "Common Stock"), of the Company under the 1989 Non-Qualified Stock Option Plan (the "Plan'). On October 22 , 1998, Royal Ahold concluded its tender offer for the Class A Shares of the Company. In connection with its acquisition by Royal Ahold, the Company undertook to terminate the Plan and to cancel each outstanding option under the Plan and pay the holder thereof in cash an amount equal to the product of (x) the total number of shares subject to each such option, whether or not then vested or exercisable, and (y) the excess of the offer price being paid by Royal Ahold for shares of Class A Common Stock over the exercise price per share subject to such option. The options have been canceled, and the Plan has been terminated. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister 3,042,711 unsold shares of Class A Common Stock formerly issuable under the Plan.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Landover, State of Maryland, on the 10th day of December, 1998.

                                  GIANT FOOD INC.

                                  By: /s/ Pete L. Manos
                                        Pete L. Manos
                                        President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement to be signed by the following persons in the capacities and on the dates indicated:

Signature                           Capacity in Which Signed         Date


/s/ Pete L. Manos                                                    12/10/98
Pete L. Manos                       Director, President and
                                    Chief Executive Officer


/s/ C.H.  Van der Hoeven                                             12/10/98
C.H. Van der Hoeven                 Director


/s/J.G. Andreae                                                      12/10/98
J.G. Andreae                        Director


/s/A.M. Meurs                                                        12/10/98
A.M. Meurs                          Director


/s/R. Zwartendijk                                                    12/10/98
R. Zwartendijk                      Director


/s/Alan S. Noddle                                                    12/10/98
Alan S. Noddle                      Director


/s/Robert G. Tobin                                                   12/10/98
Robert G. Tobin                     Director


/s/Mark H. Berey                                                     12/10/98
Mark H. Berey                       Senior Vice President-Finance,
                                    Treasurer and Chief Financial Officer
                                    (Principal Accounting Officer)

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